UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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BUSINESS DEVELOPMENT CORPORATION OF AMERICA II

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BUSINESS DEVELOPMENT CORPORATION OF AMERICA II

405 Park Avenue, 14th Floor
New York, New York 10022

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To be Held on Tuesday, April 5, 2016

March 25, 2016

To the Stockholders of Business Development Corporation of America II:

I am writing to invite our stockholders to a Special Meeting of Stockholders (“Special Meeting”) of Business Development Corporation of America II, a Maryland corporation (“we,” “us,” “our” or the “Company”). The Special Meeting will be held on Tuesday, April 5, 2016, commencing at 2:00 p.m. (local time) at The Core Club, located at 66 E. 55th Street, New York, New York 10022.

The Special Meeting is being held for the following purposes:

1. To approve the sale of all or substantially all of the Company’s assets, the Company’s liquidation and the Company’s dissolution, pursuant to a plan of liquidation;

2. To authorize the Company to withdraw its previous election to be treated as a business development company under Sections 55 through 65 of the Investment Company Act of 1940, as amended; and

3. To approve the amendment to the Company’s Articles of Amendment and Restatement to remove its obligation to prepare and distribute quarterly and annual reports to its stockholders.

THE BOARD OF DIRECTORS, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 1, 2 AND 3.

Our Board of Directors has fixed the close of business on Friday, March 25, 2016 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting or any postponement or adjournment thereof. Record holders of shares of our common stock, par value $0.001 per share, at the close of business on the record date are entitled to notice of and to vote at the Special Meeting.

For further information regarding the matters to be acted upon at the Special Meeting, I urge you to carefully read the accompanying proxy statement.

Whether you own a few or many shares and whether you plan to attend the Special Meeting in person or not, it is important that your shares be voted at the Special Meeting. You may authorize a proxy to vote your shares by marking your votes on the proxy card, signing and dating it and mailing it in the postage paid return envelope provided. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the recommendation of our Board of Directors.

You are cordially invited to attend the Special Meeting. Your vote is important.

By Order of the Board of Directors,

/s/ Corinne D. Pankovcin

Corinne D. Pankovcin
Chief Financial Officer, Treasurer and Secretary

BUSINESS DEVELOPMENT CORPORATION OF AMERICA II

405 Park Avenue, 14th Floor
New York, New York 10022

PROXY STATEMENT

The accompanying proxy card (the “Proxy Card”) mailed with this proxy statement (this “Proxy Statement”) is solicited by and on behalf of the board of directors (the “Board”) of Business Development Corporation of America II, a Maryland corporation (the “Company”), for use at a Special Meeting of Stockholders (the “Special Meeting”) and at any postponement or adjournment thereof. References in this Proxy Statement to “we,” “us,” “our” or like terms also refer to the Company, and references in this Proxy Statement to “you” refer to the stockholders of the Company. The mailing address of our principal executive offices is 405 Park Avenue, 14th Floor, New York, New York 10022.

Important Notice Regarding the Availability of Proxy Materials
for the Special Meeting to Be Held on Tuesday, April 5, 2016

This Proxy Statement and the Notice of Special Meeting are available at:
www.proxyvote.com.

INFORMATION ABOUT THE MEETING AND VOTING

What is the date of the Special Meeting and where will it be held?

The Special Meeting will be held on Tuesday, April 5, 2016, commencing at 2:00 p.m. (local time) at The Core Club, located at 66 E. 55th Street, New York, New York 10022.

What is the purpose of the Special Meeting?

At the Special Meeting, stockholders of the Company will vote upon proposals (i) to approve the sale of all or substantially all of our assets, including ten debt investments (each, a “Debt Investment”), and our liquidation and our dissolution, pursuant to the Amended and Restated Plan of Complete Liquidation and Dissolution (the “Plan”), included in this Proxy Statement as Annex A; (ii) to authorize our withdrawal of our prior election (the “BDC Election”) to be governed as a business development company (“BDC”) under Sections 55 through 65 of the Investment Company Act of 1940 (the “1940 Act”); and (iii) to amend our Articles of Amendment and Restatement (our “Charter”) to remove our obligation to prepare and distribute quarterly and annual reports to our stockholders. Upon the approval of the sale of all or substantially all of our assets, our liquidation and our dissolution, we will cease to carry on business except to the extent necessary for the liquidation of our assets and the winding up of our business and affairs.

What will I be voting on at the Special Meeting?

At the Special Meeting, you will be asked to consider and vote upon proposals (i) to approve the sale of all or substantially all of our assets, our liquidation and our dissolution pursuant to the Plan, (ii) to authorize us to withdraw our BDC Election and (iii) to amend our Charter to remove our obligations to prepare and distribute quarterly and annual reports to our stockholders.

If our BDC Election is withdrawn, we will no longer be subject to regulation as a BDC under the 1940 Act.

If the Plan is approved, we will undertake the following, among other things:

•	to dispose of all of our Debt Investments as soon as practicable, in exchange for cash or such other assets as may be conveniently liquidated or distributed, which we will accomplish no later than June 30, 2016;
•	to pay or provide for our liabilities and expenses, which may include the purchase of insurance or the establishment of a reserve fund to provide for payment of contingent or unknown liabilities;
•	to distribute aggregate liquidating distributions to you in an amount equal to $9.00 per share held by you, which is equal to the $10.00 gross offering price per share less any selling commissions and dealer manager fees paid in connection with the purchase of the shares. We will pay such liquidating distributions promptly after the sale of all of our assets, but in no event later than June 30, 2016; and
•	to wind up our operations and dissolve the Company, all in accordance with the Plan.

If any selling commissions or dealer manager fees were paid from the proceeds of your purchase of shares of our common stock, our Adviser has agreed pursuant to a letter agreement dated March 25, 2016 (the “Letter Agreement”), included in this Proxy Statement as Annex B, to reimburse you directly or through a paying agent for such commissions and fees through a direct cash payment to you no later than June 30, 2016. Accordingly, in addition to aggregate liquidating distributions equal to $9.00 per share held by you, you will also receive up to $1.00 per share held by you, assuming the maximum selling commission and dealer manager fees were paid in connection with your purchase of common stock. Pursuant to the Letter Agreement, our Adviser has also agreed to contribute cash to the Company to the extent that the net proceeds from the sale of the Debt Investments are insufficient to fund the payment of aggregate liquidating distributions equal to $9.00 per share.

The summary of the proposals above is qualified by reference to the detailed proposals contained herein. No other matters may be considered at the Special Meeting other than the matters set forth above.

Why was the Plan adopted?

On December 9, 2016, the Board approved a Plan of Complete Liquidation and Dissolution (the “Initial Plan”), and on March 23, 2016, the Board approved the Plan, contingent upon stockholder approval, which amends and restates the Initial Plan. The Board evaluated other options prior to determining to adopt the Plan. The Board determined that the adoption of the Plan was in the Company’s and its stockholders’ best interests for a number of reasons including:

•	the limited nature of the Company’s performance record and the recent suspension in capital raising, which could limit our ability to grow the Company to a viable size;
•	the costs of continuing to operate the Company based on its current asset size;
•	our Board’s belief that we would be unable to obtain an offer for the purchase of the entire Company that was commensurate with the projected proceeds that could be obtained from a liquidation of our assets; and
•	the expectation that all liquidating distributions will be paid in cash, thereby eliminating the uncertainty associated with the receipt of non-cash consideration.

The Board also considered potentially negative factors in its deliberations concerning the Plan, including:

•	there could be no assurance that the Company will be successful in disposing of its assets for values equal to or exceeding the low range of our estimated net asset value or that the dispositions would occur in the time frame expected;
•	the anticipated expenses and potential for unforeseen expenses that will or may be incurred in connection with the sale of our assets and the continued operation of the Company through our dissolution;
•	the inability to take advantage of future changes in market conditions which could provide for presently unforeseen opportunistic investments that satisfy our investment guidelines;
•	if the Plan is approved and implemented, stockholders will no longer participate in any future earnings or growth of the Company’s assets or benefit from any increases in their value once the Company’s assets are sold; and
•	as opposed to a business combination with a relatively short time frame during which a third party would acquire the Company, the liquidation process would involve a longer distribution process and will require the Company to incur potentially larger administrative and other costs.

Are there any interests in the Plan that differ from my own?

Yes. We are managed by BDCA Adviser II, LLC (the “Adviser”) pursuant to the terms of the Investment Advisory and Management Services Agreement (the “Investment Advisory Agreement”). Pursuant to the Investment Advisory Agreement, the Adviser receives certain fees as compensation for management services provided to us. If the Plan is approved, such fees will continue to be paid until our liquidation and dissolution is completed. The Adviser will not receive any additional fees in connection with our liquidation and dissolution.

What will I receive in the liquidation?

Upon approval of the Plan, we will sell all of the Debt Investments as soon as practicable, and we will accomplish this no later than June 30, 2016. We anticipate selling our entire portfolio of investments (our “Portfolio”), which as of the date of this proxy consists solely of the Debt Investments, as permitted under the 1940 Act. The Adviser will implement the Plan by selling each Debt Investment at a public or private sale. Such sales may take place between us and certain of our affiliates, subject to the restrictions and existing regulatory guidance imposed on us by the 1940 Act. There can be no assurance that the sale price of a particular Debt Investment will be at or above that Debt Investment’s estimated fair value as of March 11, 2016. Furthermore, we cannot guarantee whether we will be successful in selling any or all of the Debt Investments.

We will make liquidating distributions in one or more payments to our stockholders, and the aggregate amount of liquidating distributions received by each stockholder will equal $9.00 per share held by such stockholder, which is equal to the $10.00 gross offering price per share less any selling commissions and dealer manager fees paid in connection with the purchase of the shares. Based solely on the estimated fair values of the Debt Investments as of March 11, 2016, we estimate that the Company will receive approximately $1.2 million from the sale of the Portfolio. See “Schedule of Investments” on page 17 below. In the event that the net proceeds from the sale of the Debt Investments are insufficient to fund the payment of liquidating distributions to each stockholder in the amount described above, our Adviser has agreed pursuant to the Letter Agreement to contribute cash to the Company in an amount equal to the difference between the net proceeds from the sale of the Debt Investments and the amount necessary to fund the payment of liquidating distributions described above. In addition, our Adviser has agreed pursuant to the Letter Agreement to pay cash directly or through a paying agent to each stockholder by June 30, 2016, in an amount equal to any selling commissions and dealer manager fees that were paid from the proceeds of such stockholder’s purchase of shares of our common stock Accordingly, in addition to aggregate liquidating distributions equal to $9.00 per share held by you, you will also receive up to $1.00 per share held by you, assuming the maximum selling commission and dealer manager fees were paid in connection with your purchase of common stock.

When will I receive my liquidating distributions?

We expect to make liquidating distributions to our stockholders throughout the period of the liquidation process and to make the final liquidating distribution after we sell all of our assets, pay all of our known liabilities and provide for unknown liabilities. We will complete the sale of all of our Debt Investments and will make the final liquidating distribution no later than June 30, 2016. In addition, our Adviser has agreed pursuant to the Letter Agreement to pay cash directly or through a paying agent to each stockholder by June 30, 2016, in an amount equal to any selling commissions and dealer manager fees that were paid from the proceeds of such stockholder’s purchase of shares of our common stock.

What are the U.S. federal income tax consequences of the liquidation?

Distributions to you under the Plan are not taxable to you for U.S. Federal income tax purposes until total distributions to you exceed the tax basis of your shares of common stock. Should your total distributions exceed the tax basis of your shares of common stock then for U.S. Federal income tax purposes such excess amounts will be capital gains, assuming you hold your shares as a capital asset. Such capital gains may be long-term capital gains if you held your shares for more than one year; otherwise, such capital gains will be short-term capital gains. A summary of these tax consequences begins at page 15 of this Proxy Statement. You should consult your own tax advisor for a full understanding of the particular tax consequences of the liquidation to you.

Why are you proposing to amend your charter?

As a publicly registered, non-listed BDC, federal and state securities laws require us to register our public offerings of shares with both the SEC and with the state securities regulators in each U.S. state in which we offer and sell our shares. During such state registration process, state securities administrators review and comment upon the terms of our public offering and our Charter based, in part, on the Omnibus Guidelines originally adopted by the membership of the North American Securities Administrators Association on March 29, 1992 and as amended from time to time (the “Guidelines”). Pursuant to Section VI.C. of the Guidelines, an issuer such as ourselves must deliver certain quarterly and annual reports to its stockholders. Accordingly, we included such requirements in Sections 8.10(a) and (b) of our Charter.

On December 9, 2015, the Board terminated our initial public offering. Because we are no longer offering shares of our common stock, we no longer need to maintain a registration in each U.S. state in which we were previously offering and selling our shares. Accordingly, we believe it is in the best interests of our stockholders to remove the requirements contained in Sections 8.10(a) and (b) of our Charter (the “Proposed Charter Amendment”) in order to avoid the expense of preparing and distributing quarterly and annual reports.

The Proposed Charter Amendment is discussed in detail in “Proposal No. 3 — Amendment to Our Charter.”

Who can vote at the Special Meeting?

The record date for the determination of holders of shares of common stock, par value $0.001 per share, entitled to notice of and to vote at the Special Meeting, or any postponement or adjournment of the Special Meeting, is the close of business on Friday, March 25, 2016. As of the record date, 337,117.55 shares of our common stock were issued and outstanding and entitled to vote at the Special Meeting.

How many votes do I have?

Each share of common stock entitles the holder to one vote on each matter considered at the Special Meeting or any postponement or adjournment thereof. The enclosed Proxy Card shows the number of shares of common stock you are entitled to vote.

How may I vote?

You may vote in person at the Special Meeting or by authorizing a proxy to vote your shares. Stockholders may authorize a proxy by mail by completing, signing, dating and returning their Proxy Card in the enclosed envelope. You may also vote your shares at the Special Meeting. If you attend the Special Meeting, you may vote in person, and any proxies that you authorized by mail will be superseded by the vote that you cast at the Special Meeting.

How will proxies be voted?

Shares represented by valid proxies will be voted at the Special Meeting in accordance with the directions given. If the enclosed Proxy Card is signed and returned without any directions given, the shares will be voted “FOR” (i) the proposal to approve the sale of all or substantially all of our assets, our liquidation and our dissolution, pursuant to the Plan; (ii) the proposal to authorize us to withdraw our BDC election; and (iii) the proposal to approve the Proposed Charter Amendment.

No other business will be presented at the Special Meeting other than as set forth in the attached Notice of Special Meeting of Stockholders.

How can I change my vote or revoke a proxy?

You may revoke your proxy at any time prior to the voting thereof by (i) submitting a later-dated proxy either by mail at the following address: Business Development Corporation of America II, 405 Park Avenue, 14th floor, New York, New York, 10022; or (ii) by attending the Special Meeting and voting in person. No written revocation of your proxy shall be effective, however, unless and until it is received at or prior to the Special Meeting.

What if I return my proxy but do not mark it to show how I am voting?

If your Proxy Card is signed and returned without any direction given, your shares will be voted as recommended by the Board.

What vote is required to approve the proposals?

Pursuant to Section 4.2 of our Charter and Section 2-104(b)(5) of the Maryland General Corporation Law (the “MGCL”), the affirmative vote of a majority of all the votes entitled to be cast on the matter is required for approval of the proposal to approve the sale of all or substantially all of our assets, our liquidation and our dissolution. For purposes of the proposal, abstentions and any failures to vote will have the same effect as votes against the proposal. This proposal, if approved, will not entitle stockholders to appraisal rights under the MGCL or the Charter.

Pursuant to Section 58 of the 1940 Act, the affirmative vote of a majority of all the votes entitled to be cast on the matter is required for approval of the proposal to authorize the withdrawal of the BDC Election.

Pursuant to Section 4.2 of our Charter, the affirmative vote of a majority of all votes entitled to be cast on the matter is required for approval of the Proposed Charter Amendment.

What constitutes a “quorum”?

The presence at the Special Meeting, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Special Meeting constitutes a quorum. Abstentions will be counted as present for the purpose of establishing a quorum.

Will you incur expenses in soliciting proxies?

No. We are soliciting the proxy on behalf of the Board, and we will pay all costs of preparing, assembling and mailing the proxy materials.

What does it mean if I receive more than one Proxy Card?

Some of your shares may be registered differently or held in a different account. You should authorize a proxy to vote the shares in each of your accounts by mail. If you mail the Proxy Cards, please sign, date and return each Proxy Card to guarantee that all of your shares are voted. If you hold your shares in registered form and wish to combine your stockholder accounts in the future, you should call us at (212) 415-6500. Combining accounts reduces excess printing and mailing costs, resulting in cost savings to us that benefit you as a stockholder.

Whom should I call with other questions?

If you have additional questions about this Proxy Statement or the Special Meeting or would like additional copies of this Proxy Statement, please contact: Business Development Corporation of America II, 405 Park Avenue, 14th floor, New York, New York, 10022, Telephone: 212.615.4500

UNLESS SPECIFIED OTHERWISE, THE PROXIES WILL BE VOTED “FOR” (I) THE PROPOSAL TO APPROVE THE SALE OF ALL OR SUBSTANTIALLY ALL OF OUR ASSETS, OUR LIQUIDATION AND OUR DISSOLUTION, PURSUANT TO THE PLAN; (II) THE PROPOSAL TO APPROVE THE WITHDRAWAL OF THE COMPANY’S PRIOR ELECTION TO BE TREATED AS A BDC UNDER SECTIONS 55 THROUGH 65 OF THE INVESTMENT COMPANY ACT OF 1940; AND (III) THE PROPOSAL TO APPROVE THE PROPOSED CHARTER AMENDMENT.

PROPOSAL NO. 1 —

APPROVAL OF THE SALE OF ALL OR SUBSTANTIALLY ALL
OF OUR ASSETS, OUR LIQUIDATION AND OUR DISSOLUTION,
IN ACCORDANCE WITH A PLAN OF LIQUIDATION

The Company

We were incorporated in Maryland on April 17, 2014 and are an externally managed, non-diversified closed-end investment company that has elected to be treated as a BDC under the 1940 Act. As a BDC, we are required to comply with certain regulatory requirements promulgated under the 1940 Act. We are sponsored by AR Capital, LLC (the “Sponsor”) and managed by the Adviser, which is wholly-owned by the Sponsor, pursuant to the terms of the Investment Advisory Agreement. The Adviser oversees the management of our activities and is responsible for making investment decisions regarding the Portfolio. We are a specialty finance company formed primarily to make debt investments in first lien, floating rate loans and, to a lesser extent, second lien loans that are generally made to U.S. companies, syndicated and have a secondary trading market.

We were previously offering for sale on a continuous basis a maximum of 300 million shares of common stock, $0.001 par value per share, at an initial offering price of $10.00 per share, subject to certain volume and other discounts, on a “best efforts” basis pursuant to a registration statement on Form N-2, as amended and supplemented from time to time (the “Registration Statement”) (File No. 333-197447), filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Offering”). On September 8, 2014, the Registration Statement was declared effective by the SEC and we commenced the Offering. On September 4, 2015, we received and accepted aggregate subscriptions for shares of our common stock equal to the minimum offering requirement of $2.0 million and broke the general escrow requirements of the Offering. We commenced operations upon breaking escrow.

On September 17, 2015, the Board authorized the Company to declare a series of six monthly cash distributions of approximately $0.001918 per share per day, to begin accruing on October 1, 2015 and to be paid on the first business day of the moth, beginning in November 2015 and continuing into April 2016. On December 9, 2015, the Board suspended these monthly distributions. The final payment of distributions occurred on December 1, 2015, in connection with the November distribution. In aggregate, these distributions equaled $0.12 per share, assuming that an investor was a stockholder of record from October 1, the date that the distributions first began to accrue, until December 1, 2015, the date of our last distribution payment to our stockholders.

On December 9, 2015, the Board terminated the Offering. On December 15, 2015, we filed a Post-Effective Amendment to the Registration Statement to deregister the 299,662,882.448 shares of common stock that remained unsold as of December 9, 2015. As of December 15, 2015, there were 337,117.552 shares of our common stock outstanding which were held by 33 record holders.

The Proposal

We are requesting that you approve the sale of all or substantially all of our assets, our liquidation and our dissolution, pursuant to the proposed Plan, which will allow us to commence a formal liquidation of our assets in a manner which our Board believes is in the best interest of our stockholders. By voting in favor of the sale of all or substantially all of our assets, our liquidation and our dissolution, pursuant to the Plan, you will also approve and ratify the actions described in this Proxy Statement which the Company and the Board have undertaken in connection with the proposed Plan.

As a result of our Adviser’s obligations under the Letter Agreement, we will pay each of our stockholders aggregate liquidating distributions equal to $9.00 per share held by such stockholder, which is equal to the $10.00 gross offering price per share less any selling commissions and dealer manager fees paid in connection with the purchase of the shares. Based solely on the estimated fair values of the Debt Investments as of March 11, 2016, we estimate that the Company will receive approximately $1.2 million from the sale of the Portfolio. See the section entitled “Schedule of Investments” on page 17 below. In the event that the net proceeds from the sale of the Debt Investments are insufficient to fund the payment of liquidating distributions to each stockholder in the amount described above, our Adviser has agreed pursuant to the Letter Agreement to contribute cash to the Company in an amount equal to the difference between the net proceeds that we receive from the sale of the Debt Investments and the amount necessary to fund the payment of liquidating distributions in the amount described above. We will make these liquidating distributions in one or more payments. In addition, our Adviser has agreed pursuant to the Letter Agreement to pay cash directly or through a paying agent to each of our stockholders in an amount equal to any selling commissions or dealer manager fees that were paid from the proceeds of such stockholder’s purchase of shares of our common stock. Accordingly, in addition to aggregate liquidating distributions equal to $9.00 per share held by you, you will also receive up to $1.00 per share held by you, assuming the maximum selling commission and dealer manager fees were paid in connection with your purchase of common stock.

In the liquidation we will sell or otherwise dispose of our entire portfolio pursuant to the Plan. Our Adviser will implement the Plan by selling each Debt Investment at a public or private sale. Such sales may take place between us and certain of our affiliates, subject to the restrictions and existing regulatory guidance imposed on us by the 1940 Act. The purchasers of each of the Debt Investments in our Portfolio will be the sole beneficiaries of any earnings and growth of that Debt Investment following the sale of such Debt Investment. Accordingly, we and our stockholders will no longer benefit from any potential increase in the value of our Debt Investments, nor will we or our stockholders bear the risk of any potential decrease in the value of these assets following the sale of such Debt Investments.

There can be no assurance that the sale price of a particular Debt Investment will be at or above that Debt Investment’s estimated fair value as of March 11, 2016. Furthermore, we cannot guarantee whether we will be successful in selling any or all of the Debt Investments. We anticipate completing the sale of our entire Portfolio in accordance with the Plan no later than June 30, 2016.

Principal Terms of the Plan

Pursuant to the Plan and our Adviser’s obligations under the Letter Agreement, we will, among other things, undertake the following:

•	to dispose of all of our Debt Investments as soon as practicable, in exchange for cash or such other assets as may be conveniently liquidated or distributed, which we will accomplish by June 30, 2016;
•	to pay or provide for our liabilities and expenses, which may include the purchase of insurance or the establishment of a reserve fund to provide for payment of contingent or unknown liabilities;
•	to distribute aggregate liquidating distributions to you in an amount equal to $9.00 per share held by you, which is equal to the $10.00 gross offering price per share less any selling commissions and dealer manager fees paid in connection with the purchase of the shares. We will pay such liquidating distributions promptly after the sale of all of our assets, and in no event later than June 30, 2016; and
•	to wind up our operations and dissolve the Company, all in accordance with the Plan.

Amount and Timing of Distributions to be Paid to the Stockholders

We expect to make liquidating distributions to our stockholders throughout the period of the liquidation process and to make the final liquidating distribution after we sell all of our assets, pay all of our known liabilities and provide for unknown liabilities. We will complete the sale of all of our Debt Investments and will make the final liquidating distribution no later than June 30, 2016. As a result of our Adviser’s obligations under the Letter Agreement, we will pay each of our stockholders aggregate liquidating distributions equal to $9.00 per share held by such stockholder, which is equal to the $10.00 gross offering price per share less any selling commissions and dealer manager fees paid in connection with the purchase of the shares. In the event that the net proceeds from the sale of the Debt Investments are insufficient to fund the payment of liquidating distributions to each stockholder in the amount described above, our Adviser has agreed pursuant to the Letter Agreement to contribute cash to the Company in an amount equal to the difference between the net proceeds that we receive from the sale of the Debt Investments and the amount necessary to fund the payment of liquidating distributions in the amount described above. In addition, our Adviser has agreed pursuant to the Letter Agreement to pay cash directly or through a paying agent to each of our stockholders in an amount equal to any selling commissions or dealer manager fees that were paid from the proceeds of such stockholder’s purchase of shares of our common stock.

Other than regulatory filings necessary to consummate the Plan, none of which entail the exercise of discretion by the agencies where the filings are to be made, we are not required to seek the approval of any federal or state regulatory agency to consummate the Plan.

Economic Interests in the Proposed Liquidation Other Than Common Stockholders

Pursuant to the Investment Advisory Agreement, the Adviser receives certain fees as compensation for management services provided to us. If the Plan is approved, such fees will continue to be paid until our liquidation and dissolution is completed. The Adviser will not receive any additional fees in connection with the liquidation and dissolution.

PROPOSAL NO. 2 —

AUTHORIZATION TO WITHDRAW OUR ELECTION
TO BE REGULATED AS A BUSINESS DEVELOPMENT COMPANY
UNDER THE INVESTMENT COMPANY ACT OF 1940

The Proposal

We are requesting that you authorize us to withdraw our BDC election. As a BDC, we have been subject to the 1940 Act, including certain provisions applicable only to BDCs. Although BDCs generally are provided greater flexibility with respect to management compensation, capital structure, transactions among affiliates and other matters than registered closed-end investment companies, we remain subject to significant regulation of our activities. Accordingly, and after careful consideration of the 1940 Act requirements applicable to BDCs and the cost of 1940 Act compliance, the Board has determined that continuation as a BDC is not in our best interests.

Timeline

If a majority of our stockholders vote to authorize us to withdraw our BDC election, the withdrawal will become effective upon receipt by the SEC of our application for withdrawal on Form N-54C. As of the date hereof, the Board believes that we meet the requirements for filing the notification to withdraw the BDC election, upon the receipt of the necessary stockholder authorization. We anticipate filing the Form N-54C with the SEC following receipt of the necessary stockholder authorization. After the application for withdrawal of the BDC Election is filed with the SEC, we will no longer be subject to the regulatory provisions of the 1940 Act applicable to BDCs generally, including regulations related to insurance, custody, composition of the Board, affiliated transactions and any compensation arrangements.

RISK FACTORS

In addition to general risks and the other information contained in this Proxy Statement, you should carefully consider the following important factors in evaluating the proposals to be voted on at our special meeting.

RISKS THAT MAY DELAY OUR LIQUIDATING DISTRIBUTIONS

The liquidating distributions may be paid later than we predict, but in no event later than June 30, 2016. In addition to the risks that we generally face in our business, factors that could cause actual payments to be later or lower than we expect include, among others, the risks set forth below:

If we are unable to find buyers for our assets at our expected sales prices, our liquidating distributions may be delayed.

As of the date of this Proxy Statement, none of the Debt Investments in our Portfolio are subject to any agreements providing for their sale. If we are not able to find buyers for these assets in a timely manner, our liquidating distributions to our stockholders would be delayed. In no event, however, will our final liquidating distribution to our stockholders be delayed beyond June 30, 2016.

If our liquidation costs or unpaid liabilities are greater than we expect, our liquidating distributions may be delayed.

Before making the final liquidating distribution, we will need to pay or arrange for the payment of all of our transaction costs in the liquidation, all other costs and all valid claims of our creditors. The Board may also decide to acquire one or more insurance policies covering unknown or contingent claims against us, for which we would pay a premium which has not yet been determined. The Board may also decide to establish a reserve fund to pay these contingent claims. If the claims of our creditors are greater than we have anticipated or we decide to acquire one or more insurance policies covering unknown or contingent claims against us, our liquidating distributions may be delayed. Further, if a reserve fund is established, payment of liquidating distributions to our stockholders may be delayed. In no event, however, will our final liquidating distribution to our stockholders be delayed beyond June 30, 2016.

OTHER RISKS OF THE PLAN OF LIQUIDATION

Our entity value may be adversely affected by adoption of the Plan.

Once our stockholders approve the Plan, we will be committed to winding up our operations. This may adversely affect the value that a potential acquirer might place on us. It may also preclude other possible courses of action not yet identified by our Board.

There can be no assurance that our adoption of the Plan will result in greater returns to you on your investment within a reasonable period of time than you would receive through other alternatives reasonably available to us at this time.

If our stockholders approve the Plan, you will no longer participate in any future earnings or growth of our assets or benefit from any increases in the value of our assets once such assets are sold. While the Board believes that a liquidation at this time will be more likely to provide you with a greater return on your investment within a reasonable period of time than you would receive through other alternatives reasonably available to us at this time, such belief relies on certain assumptions and judgments concerning future events. Therefore, it is possible that continuing with the status quo or pursuing one or more of the other alternatives could provide you with a greater return within a reasonable period of time. In that case, we will be foregoing those attractive opportunities if we implement the Plan. If the Plan is not approved by our stockholders, the Board intends to evaluate our remaining strategic alternatives.

The Board will have the authority to sell our Portfolio under terms less favorable than those assumed for the purpose of estimating our net liquidation value range.

If our stockholders approve the Plan, the Board will have the authority to sell any and all of the Debt Investments in our Portfolio on such terms and to such parties as the Board determines in its sole discretion. Notably, you will have no subsequent opportunity to vote on such matters and will, therefore, have no right to approve or disapprove the terms of such sales.

Approval of the Plan may lead to stockholder litigation which could result in substantial costs and distract our management.

Historically, extraordinary corporate actions by a company, such as our proposed Plan, sometimes lead to securities class action lawsuits being filed against that company. We may become involved in this type of litigation as a result of our proposal of the Plan, which risk may be increased if stockholders approve the Plan. As of the date of this Proxy Statement, no such lawsuits relative to the Plan were pending. However, if such a lawsuit is filed against us, the litigation is likely to be expensive and, even if we ultimately prevail, the process will divert management’s attention from implementing the Plan and otherwise operating our business. If we do not prevail in such a lawsuit, we may be liable for damages. We cannot predict the amount of any such damages, however, if applicable, they may be significant and may reduce our cash available for distribution.

Approval of the Plan will cause our accounting basis to change, which could require us to write-down our assets.

Once the stockholders approve the proposed Plan or adoption of the Plan appears imminent, we must change our basis of accounting from the going-concern basis to that of the liquidation basis of accounting.

In order for our financial statements to be in accordance with generally accepted accounting principles under the liquidation basis of accounting, all of our assets must be stated at their estimated net realizable value, and all of our liabilities must be recorded at the estimated amounts at which the liabilities are expected to be settled. Based on the most recent available information, if the Plan is adopted, we may make liquidating distributions that exceed the carrying amount of our net assets. However, we cannot assure you what the ultimate amounts of such liquidating distributions will be. Therefore, there is a risk that the liquidation basis of accounting may entail write-downs of certain of our assets to values substantially less than their respective carrying amounts, and may require that certain of our liabilities be increased or certain other liabilities be recorded to reflect the anticipated effects of an orderly liquidation.

Until we determine that the Plan is about to be approved, we will continue to use the going-concern basis of accounting. If our stockholders do not approve the Plan, we will continue to account for our assets and liabilities under the going-concern basis of accounting. Under the going-concern basis, assets and liabilities are expected to be realized in the normal course of business. However, long-lived assets to be sold or disposed of should be reported at the lower of carrying amount or estimated fair value less cost to sell. For long-lived assets to be held and used, when a change in circumstances occurs, our management must assess whether we can recover the carrying amounts of our long-lived assets. If our management determines that, based on all of the available information, we cannot recover those carrying amounts, an impairment of value of our long-lived assets has occurred and the assets should be written down to their estimated fair value.

RISKS ASSOCIATED WITH THE WITHDRAWAL OF THE BDC ELECTION

If we withdraw our BDC Election, our stockholders will lose certain protections under the 1940 Act.

If we withdraw our BDC election and cease to be regulated as a BDC under the 1940 Act, our stockholders will lose certain protections, including the following:

•	we will no longer be subject to the requirement that we maintain a ratio of assets to senior securities of at least 200%;
•	we will no longer be prohibited from protecting any director or officer against any liability to us or our stockholders arising from willful malfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of that person’s office;
•	we will no longer be required to provide and maintain a bond issued by a reputable fidelity insurance company to protect us against larceny and embezzlement;
•	we will no longer be required to comply with Section 56 of the 1940 Act by ensuring that a majority of the directors are persons who are not “interested persons,” as that term is defined in Section 2(a)(19) of the 1940 Act, and certain persons that would be prevented from serving on the Board if it were a BDC (such as investment bankers) will be able to serve on the Board;

•	we will no longer be subject to provisions of the 1940 Act regulating transactions between BDCs and certain affiliates and restricting our ability to issue warrants and options;
•	we will no longer be subject to provisions of the 1940 Act prohibiting the issuance of our securities at below net asset value; and
•	we will no longer be subject to the other provisions and protections set forth in Sections 55 through 64 of the 1940 Act and the rules and regulations promulgated under the 1940 Act.

PROPOSAL NO. 3 —

APPROVAL OF OUR REVISION OF OUR CHARTER
TO REMOVE OUR OBLIGATIONS TO PREPARE
AND DISTRIBUTE QUARTERLY AND ANNUAL
REPORTS TO OUR STOCKHOLDERS

Background

As a publicly registered, non-listed BDC, federal and state securities laws require us to register our public offerings of shares with both the SEC and with the state securities regulators in each U.S. state in which we offer and sell our shares. During such state registration process, state securities administrators review and comment upon the terms of our public offering and our Charter based, in part, on the Guidelines. Pursuant to Section VI.C. of the Guidelines, an issuer such as ourselves must deliver certain quarterly and annual reports to its stockholders. Accordingly, we included such requirements in Sections 8.10(a) and (b) of our Charter.

On December 9, 2015, the Board terminated our initial public offering. Because we are no longer offering shares of our common stock, we no longer need to maintain our registration in each U.S. state in which we were previously offering and selling shares of our common stock. Accordingly, we believe it is in the best interests of our stockholders to amend the Charter according to the Proposed Charter Amendment.

Our Board has declared the Proposed Charter Amendment advisable and has directed that the Proposed Charter Amendment be submitted for consideration by our stockholders. If the Proposed Charter Amendment is approved by our stockholders, as soon as is practicable following the Annual Meeting we will file the Articles of Amendment to our Charter (the “Articles of Amendment”) with the Maryland State Department of Assessments and Taxation (“SDAT”). The Articles of Amendment will become effective upon their filing with, and acceptance for record by, the SDAT. If the Proposed Charter Amendment is not approved by our stockholders, we will not file the Articles of Amendment with SDAT.

Proposed Charter Amendment

Our Charter currently requires that we prepare and distribute to our stockholders certain quarterly and annual reports. Section 8.10(a) requires that, within 60 days of the end of each quarter, we distribute a report to our stockholders containing the same financial information contained in our quarterly report on Form 10-Q for such quarter. Section 8.10(b) requires that, within 120 days after the end of our fiscal year, we distribute a report to our stockholders containing (i) a balance sheet as of the end of such fiscal year and statements of income, equity and cash flow for the year ended, all of which shall be prepared in accordance with generally accepted accounting principals and accompanied by an auditor’s report containing an opinion of an independent certified public accountant; (ii) a report of our activities during the fiscal year; (iii) a table comparing previous forecasts with the actual results of such fiscal year; and (iv) a report setting forth distributions paid by us for the fiscal year which identifies distributions from (1) cash flow from operations; (2) cash flow from operations during a prior period which have been held as reserves; (3) proceeds from the disposition of our assets; and (4) reserves from the gross proceeds originally obtained from stockholders the Offering.

If the Proposed Charter Amendment is approved, we will delete the language contained in Sections 8.10(a) and (b) to remove the requirements that we prepare and distribute such quarterly and annual reports.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
OF THE PLAN OF LIQUIDATION

The following summary discusses certain material U.S. federal income tax consequences of the liquidation to a holder of common shares who holds the shares as a capital asset within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). The discussion is based upon the Code, Treasury regulations promulgated under the Code (the “Treasury Regulations”), and reported judicial and administrative rulings and decisions in effect as of the date of this Proxy Statement, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. Any such change could affect the validity of this discussion.

The discussion does not address (i) U.S. federal taxes other than income taxes or (ii) state, local or non-U.S. taxes. In addition, this discussion does not purport to address all U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances. Your tax treatment may vary depending upon your particular situation. The discussion below does not address the U.S federal income tax consequences of the liquidation to all categories of stockholders, including stockholders subject to special treatment under U.S. federal income tax laws, such as financial institutions, insurance companies, dealers in securities, tax-exempt entities (except to the extent discussed under below), non-U.S. stockholders (except to the extent discussed under below), regulated investment companies, and stockholders that are classified as partnerships for U.S. federal income tax purposes.

We did not obtain an opinion of legal counsel and we did not request a ruling from the Internal Revenue Service (the “IRS”) or other tax authority on the U.S. federal, state or local tax consequences relevant to the plan of liquidation. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR AS TO THE PARTICULAR U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX CONSEQUENCES TO YOU OF THE LIQUIDATION.

Liquidating Distributions to U.S. Stockholders

Generally, for purposes of this discussion, a “U.S. stockholder” is a holder of our common shares who is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States for U.S. federal income tax purposes, (ii) a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) the trust has a valid election in effect under Treasury Regulations to be treated as a U.S. person.

If a partnership or an entity treated as a partnership for U.S. federal income tax purposes holds our common shares, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common shares should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the liquidation.

A U.S. stockholder will be treated as receiving liquidating distributions in exchange for their stock and will recognize capital gain or capital loss depending on whether the aggregate liquidating distributions received by such U.S. stockholders are greater than or less than such U.S. stockholder’s basis in its stock. Liquidating distributions will first reduce the tax basis of the U.S. stockholder’s common shares and be non-taxable to that extent. Any liquidating distributions in excess of the U.S. stockholder’s tax basis will be taxable as capital gain. If the sum of all liquidating distributions made to a U.S. stockholder is less than the U.S. stockholder’s tax basis in his, her or its common shares, the difference will constitute a capital loss to such U.S. stockholder at the time the U.S. stockholder receives the final liquidating distribution. A U.S. stockholder’s gain or loss and holding period will be calculated separately for each block of common shares held; with a block consisting of shares acquired at the same cost in a single transaction. Capital gain or loss will be long-term or short-term, depending on whether the U.S. stockholder’s common shares have been held for more than one year.

Long-term capital gains of non-corporate U.S. stockholders may qualify for reduced U.S. federal income tax rates, while capital gains of corporate U.S. stockholders generally are taxable at regular U.S. federal income tax rates applicable to corporations. U.S. stockholders who are individuals, estates or trusts may be subject to a 3.8% Medicare tax on their gain from the liquidation, and should consult their tax advisors concerning the applicability of this tax. The deductibility of capital losses is subject to certain limitations.

Backup withholding (currently at a rate of 28%) may apply to payments made to a U.S. stockholder in connection with the liquidation unless the U.S. stockholder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (ii) provides a taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such U.S. stockholder is not subject to backup withholding or otherwise complies with the applicable requirements of the backup withholding rules, which generally may be done by providing us with a properly completed and signed IRS Form W-9. Backup withholding is not an additional tax. Any amount withheld will be creditable against such U.S. stockholder’s U.S. federal income tax liability.

Liquidating Distributions to Tax-Exempt U.S. Stockholders

Liquidating distributions made by us generally will not be unrelated business taxable income (“UBTI”) to a tax-exempt U.S. stockholder that does not hold its common shares as “debt-financed property” within the meaning of the Code. Special UBTI rules apply to social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from U.S. federal income taxation under Code sections 501(c)(7), (c)(9), (c)(17) and (c)(20), respectively. Any such U.S. stockholders should consult their tax advisors on the treatment of liquidating distributions.

Liquidating Distributions to Non-U.S. Stockholders

Generally, for purposes of this discussion, a “non-U.S. stockholder” is any stockholder (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. stockholder. The discussion below assumes that a non-U.S. stockholder’s investment in our common shares is not effectively connected with a trade or business conducted in the United States by the non-U.S. stockholder, or, if an applicable tax treaty so provides, that its investment in our shares is not attributable to a United States permanent establishment maintained by the non-U.S. stockholder. Also, special rules apply to a non-U.S. stockholder who is an individual who has been present in the United States for 183 days or more during the taxable year in which a liquidating distribution is made to such non-U.S. stockholder. We recommend that non-U.S. stockholders consult their own tax advisors to determine the U.S. federal, state, local and non-U.S. income and other tax consequences to them of the liquidation.

Liquidating distributions should not be subject to U.S. federal income tax or to withholding, provided that such non-U.S. stockholder has provided us with an appropriate IRS Form W-8. We expect to have made all of our liquidating distributions before FATCA withholding may be required with respect to payments of proceeds from the sale of stock to non-U.S. entities.

State and Local Income Tax

We have determined that we are not a United States real property holding corporation within the meaning of the FIRPTA provisions under the Code. You may be subject to state or local taxes with respect to liquidating distributions received from us. The state or local tax treatment of liquidating distributions received from us may differ from the U.S. federal income tax treatment described above. You should consult your tax advisors regarding such taxes.

SCHEDULE OF INVESTMENTS
As of March 11, 2016
(Unaudited)

Portfolio Company	Maturity Date	Principal	Cost	Market Value (as of 3.11.16)
Clover Technologies Group, LLC	5/8/2020	$99,496	$95,752	$89,547
AP Gaming I, LLC	12/21/2020	248,731	248,135	226,502
Avaya, Inc. Term Loan B-3	10/26/2017	250,000	223,317	191,250
DigiCert Holdings, Inc.	10/21/2021	100,000	97,088	97,000
Excelitas Technologies Corp.	11/2/2020	99,491	97,219	82,411
Miller Heiman, Inc.	9/30/2019	246,753	231,673	185,682
Otter Box Holdings, Inc.	6/3/2020	100,000	97,825	89,875
PGX Holdings, Inc.	9/29/2020	99,347	99,099	98,188
Sage Automotive Holdings, Inc.	10/8/2020	99,748	98,546	96,756
Motorsports Aftermarket Group, Inc.	5/4/2021	24,154	19,444	12,681
		$1,367,721	$1,308,100	$1,169,891

OTHER MATTERS PRESENTED FOR ACTION AT THE SPECIAL MEETING

The Board does not intend to present for consideration at the Special Meeting any matter other than the matter specifically set forth in the Notice of Special Meeting of Stockholders. No other matter may be considered at the Special Meeting other than the matter set forth in the Notice of Special Meeting of Stockholders.

By Order of the Board of Directors,

/s/ Corinne D. Pankovcin

Corinne D. Pankovcin
Chief Financial Officer, Treasurer and Secretary

ANNEX A

BUSINESS DEVELOPMENT CORPORATION OF AMERICA II

AMENDED AND RESTATED
PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION

1. This Amended and Restated Plan of Complete Liquidation and Dissolution (the “Plan”) of Business Development Corporation of America II, a Maryland corporation (the “Company”), has been approved by the Board of Directors of the Company (the “Board”) as being advisable and in the best interests of the Company and its stockholders (the “Stockholders”). The Board has directed that the Plan and the dissolution of the Company pursuant to the Plan be submitted to the Stockholders for approval. The Plan shall become effective upon approval of the Plan and the dissolution of the Company pursuant to the Plan by the Stockholders. The date of the Stockholders’ approval is hereinafter referred to as the “Effective Date.”

2. Within 30 days after the Effective Date, the proper officers of the Company shall file Form 966 with the Internal Revenue Service, together with a certified copy of the Plan, as advised and approved by the Board and approved by the Stockholders. Not less than 20 days before the filing of Articles of Dissolution with the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”), the proper officers of the Company shall mail notice to all known creditors of the Company, if any, at their respective addresses shown on the records of the Company as well as all employees of the Company, if any, either at their home addresses as shown on the records of the Company, or at their business addresses, that the dissolution of the Company has been approved (alternatively, the Board may determine that the Company has no employees or known creditors).

3. As soon as practicable after the Effective Date, the Company shall be voluntarily liquidated and dissolved. Pursuant to the Plan, the proper officers of the Company shall perform such acts, execute and deliver such documents, and do all things as may be reasonably necessary or advisable to complete the liquidation and dissolution of the Company, including, but not limited to, the following: (a) promptly wind up the Company’s affairs, collect its assets and pay or provide for its liabilities (including contingent liabilities); (b) sell or exchange any and all property of the Company at public or private sale; (c) prosecute, settle or compromise all claims or actions of the Company or to which the Company is subject; (d) declare and pay to or for the account of the Stockholders, at any one or more times as they may determine, liquidating distributions in cash, kind or both; (e) cancel all outstanding shares of stock of the Company upon the payment of such liquidating distributions; (f) execute for or on behalf of the Company, in its corporate name and under its corporate seal, those contracts of sale, deeds, assignments, notices and other documents as may be necessary, desirable or convenient in connection with the carrying out of the liquidation and dissolution of the Company; (g) execute for or on behalf of the Company, in its corporate name and under its corporate seal, such forms and documents as are required by the State of Maryland, any jurisdiction in which the Company has been qualified to business and the Federal government, including tax returns; and (h) pay all costs, fees and expenses, taxes and other liabilities incurred by the Company and/or its officers in carrying out the liquidation and dissolution of the Company.

4. The final liquidating distribution shall be made no later than June 30, 2016.

5. Upon assignment and conveyance of the assets of the Company to the Stockholders, in complete liquidation of the Company as contemplated by Sections 3 and 4 above, and the taking of all actions required under the laws of the State of Maryland in connection with the liquidation and dissolution of the Company, the proper officers of the Company shall execute and cause to be filed with the SDAT, and elsewhere as may be required or deemed appropriate, Articles of Dissolution and such other documents as may be required to dissolve the Company.

6. The Board and such officers of the Company as the Board may direct are hereby authorized to interpret the provisions of the Plan and are hereby authorized and directed to take such further actions, to execute such agreements, conveyances, assignments, transfers, certificates and other documents, as may in their judgment be necessary or desirable in order to wind up expeditiously the affairs of the Company and complete the liquidation thereof, including, without limitation, (a) the execution of any contracts, deeds, assignments or other instruments necessary or appropriate to sell or otherwise dispose of, any and all property of the Company, whether real or personal, tangible or intangible, (b) the appointment of other persons to carry out any aspect of the Plan, (c) the temporary investment of funds in such medium as the Board may deem appropriate, and (d) the modification of the Plan as may be necessary to implement the Plan.

7. This Plan is intended to constitute a plan of liquidation for purposes of Section 331 of the Internal Revenue Code of 1986, as amended, and shall be interpreted and applied consistently therewith.

ANNEX B

March 25, 2016

Business Development Corporation of America II
405 Park Avenue
14th Floor
New York, New York 10022

Re: Letter Agreement in Connection with Plan of Liquidation

Ladies and Gentlemen:

This letter agreement (this “Letter Agreement”) sets forth the understanding and agreement between Business Development Corporation of America II (the “Company”) and BDCA Adviser II, LLC (the “Adviser”) in connection with the proposed Plan of Complete Liquidation and Dissolution of the Company (the “Plan”), as adopted by the board of directors of the Company on December 9, 2015, pursuant to which, contingent upon the affirmative vote of a majority of all the votes entitled to be cast for approval of the Plan by the stockholders of the Company, the Company will, among other things: (1) promptly wind up its affairs, collect its assets, and pay or provide for its liabilities (including contingent liabilities), (2) sell or exchange any and all of its property at a public or private sale, (3) prosecute, settle, or compromise all of its claims or actions or to which it is subject, and (4) declare and pay liquidating distributions (the “Liquidating Distributions”) to or for the account of its stockholders.

The Company will distribute Liquidating Distributions in one or more payments to each of its stockholders in an amount equal to $9.00 multiplied by the number of shares of common stock of the Company held by such stockholder. The Company will distribute the final Liquidating Distribution to its stockholders no later than June 30, 2016. The Adviser hereby agrees as follows:

1) In the event that the net proceeds from the sale or exchange of all of the property of the Company are insufficient to fund the payment of Liquidating Distributions to its stockholders in the amount equal to $9.00 per share, the Adviser will contribute cash to the Company in an amount equal to the difference between the net proceeds that are received from the sale or exchange of all of the property of the Company and the amount necessary to fund the payment of Liquidating Distributions equal to $9.00 per share.

2) The Adviser or its paying agent will pay cash directly to each of the Company’s stockholders by June 30, 2016 in an amount equal to the difference, if any, between the gross purchase price per share that such stockholder paid in the Company’s public offering and $9.00 per share, which reflects the selling commissions and dealer manager fees paid in connection with such stockholder’s purchase of shares of the Company’s common stock.

Very truly yours,

BDCA Adviser II, LLC

By:  /s/ Peter M. Budko

Name:  Peter M. Budko

Title:  Chief Executive Officer

Agreed to and accepted as of the date first written above.

Business Development Corporation of America II

By:  /s/ Corinne D. Pankovcin

Name:  Corinne D. Pankovcin

Title:  Chief Financial Officer, Treasurer and Secretary

YOUR VOTE IS IMPORTANT!

        Vote by Mail

Complete, sign and date your proxy card and return it promptly.

Please ensure the address below shows through the window of the enclosed postage paid return envelope.

Business Development Corporation of America II
405 Park Avenue, 14th floor
New York, New York, 10022

BUSINESS DEVELOPMENT CORPORATION OF AMERICA II

Special Meeting of Stockholders
Tuesday, April 5, 2016 at 2:00 p.m. (local time)

This Proxy is solicited by the Board of Directors

The undersigning hereby appoints Peter M. Budko, Corinne Pankovcin and James A. Tanaka or one of them, and each of them, with full power of substitution, to act as attorneys and proxies for the undersigned to attend the Special Meeting of Stockholders of Business Development Corporation of America II (the “Company”) to held at The Core Club, located at 66 E. 55th Street, New York, New York 10022 commencing at 2:00 p.m. (local time) on Tuesday, April 5, 2016 and any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Special Meeting and otherwise to represent the undersigned at the Special Meeting with all powers possessed by the undersigned if personally present at the Special Meeting. The undersigned acknowledges receipt from the Company prior to the execution of the proxy a Notice of Special Meeting of Stockholders and a Proxy Statement, the terms of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to the Special Meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED HEREIN. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” THE PROPOSAL. The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter, including a motion to adjourn or postpone the Special Meeting to another time and/or place for the purpose of soliciting additional proxies that may properly come before the Special Meeting or any adjournment or postponement thereof. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Stock Owner signature	Date

Co-Owner signature	Date

YOUR VOTE IS IMPORTANT!

Important Notice Regarding the Availability of Proxy Materials
for the Special Meeting to Be Held on Tuesday, April 5, 2016

This Proxy Statement and the Notice of Special Meeting are available at:
www.proxyvote.com.

Please mark box(es) as shown in this example: ☒

The Board of Directors recommends you vote FOR the following:

PROPOSAL	FOR	AGAINST	ABSTAIN
APPROVAL OF THE SALE OF ALL OR SUBSTANTIALLY ALL OF OUR ASSETS, OUR LIQUIDATION AND OUR DISSOLUTION, IN ACCORDANCE WITH A PLAN OF LIQUIDATION.	☐	☐	☐
AUTHORIZATION TO WITHDRAW OUR ELECTION TO BE REGULATED AS A BUSINESS DEVELOPMENT COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940.	☐	☐	☐
AMENDMENT OF OUR CHARTER TO REMOVE OUR OBLIGATION TO PREPARE AND DISTRIBUTE QUARTERLY AND ANNUAL REPORTS TO OUR STOCKHOLDERS	☐	☐	☐

YOUR VOTE IS IMPORTANT! PLEASE DATE, SIGN AND RETURN YOUR PROXY CARD TODAY.